UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2005

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Hawaii	333-104783	99-0212597
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 544-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 23, 2005, the board of directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) granted restricted stock awards under the Company’s 2004 Stock Compensation Plan (the “Plan”) to each of the following non-employee directors of the Company, effective March 15, 2005: Richard J. Blangiardi, Christine Camp Friedman, B. Jeannie Hedberg, Dennis I. Hirota, Clayton K. Honbo, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, Gilbert J. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato and Dwight L. Yoshimura. Each director will receive a number of shares of restricted stock of the Company with an aggregate value of $6,000, based on the closing price of the Company’s stock on March 15, 2005.  Subject to the terms of the Plan, each director’s restricted shares will be fully vested upon the earlier of (a) his or her continuous service through the fifth anniversary of the effective date of the grant or (b) the death or disability of the director, a “change in control” (as defined under the Plan) of the Company, or termination of service following the completion of the director’s term.

The terms and conditions of each grant are substantially as provided by the default provisions of the Plan.  Each grantee will have the right to vote such shares and to receive the same cash dividends or dividend equivalents on shares of restricted stock as other holders of shares of regular common stock, which rights shall terminate in the event of forfeiture of the restricted shares.  A grantee will not be allowed to sell his or her shares until such shares are fully vested.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1

Central Pacific Financial Corp. 2004 Stock Compensation Plan (Incorporated by reference to Annex E to the joint proxy statement-prospectus in Part I of the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-104783), filed with the Securities and Exchange Commission on July 20, 2004.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date:	February 28, 2005	By:	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President and General Counsel

EXHIBIT INDEX

Number	Exhibit
10.1

Central Pacific Financial Corp. 2004 Stock Compensation Plan (Incorporated by reference to Annex E to the joint proxy statement-prospectus in Part I of the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-104783), filed with the Securities and Exchange Commission on July 20, 2004.).